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                                                            Registration No. 33-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CARLISLE COMPANIES INCORPORATED
               (Exact name of issuer as specified in its charter)

               Delaware                                 31-1168055
     (State of Incorporation)               (I.R.S. Employer Identification No.)

250 South Clinton Street; Suite 201
   Syracuse, New York                                    13202-1258
(Address of Principal Executive Offices)                 (Zip Code)

                         CARLISLE COMPANIES INCORPORATED
                           EXECUTIVE INCENTIVE PROGRAM
                            (Full Title of the Plan)

                                 STEPHEN P. MUNN
                       250 South Clinton Street, Suite 201
                          Syracuse, New York 13202-1258
                     (Name and address of agent for service)

                                 (315) 474-2500
                     (Telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
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                                                                                Proposed
Title of                                            Proposed                    maximum                    Amount of
Securities                      Amount to be        maximum offering            aggregate offering         registration
to be registered               registered (1)       price per share (2)         price (2)                  fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock,                 600,000 shares                    $51.125                $30,675,000               $9,050
Par Value $1.00
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(1)  This registration statement also covers such indeterminable number of additional shares of Common Stock of Carlisle Companies Incorporated as may
     become issuable with respect to all or any of such shares pursuant to the antidilution provisions of the Plan.

(2) Inserted solely for purposes of computing the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon $51.125 per share, the average of the high and low prices of the Common Stock on May 6, 1998 as reported on the New York Stock Exchange.


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         This registration statement is filed pursuant to General Instruction E and relates to additional securities of the same class as those for which registration statement number 33-28052, filed with the commission on April 19, 1989, is incorporated herein by reference and registration statement number 33-56737, filed with the Commission on December 5, 1994, is incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not filed pursuant to instructions.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents of Carlisle Companies Incorporated (the "Company" or the "registrant"), are incorporated by reference in this registration statement. In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b)      The Company's definitive proxy statement dated March 9, 1998;

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

         (d) All other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since March 31, 1998; and

         (e) The descriptions of the Common Stock and related Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-B (Registration No. 1-9278) filed under the Exchange Act, which also incorporates by reference information presented in the Company's Registration Statement on Form S-4 (Registration No. 33-3661) filed under the Securities Act of 1933, as amended, and in the Company's Form 8-A filed February 14, 1989 (effective on March 29, 1989) and the Company's amended Form 8-A/A filed August 9, 1996.

Item 4.  Description of Securities.

                  Not Applicable

Item 5.  Interests of Named Experts and Counsel.

         Steven J. Ford, Vice President & General Counsel of the Company, who has provided the opinion of counsel required by Item 601(b)(5) of Regulation S-K, was, as of April 30, 1998, the beneficial owner of 42,236 shares of the Company's common stock, including 40,333 shares subject to acquisition by the exercise of stock options within sixty (60) days and 370 shares allocated to his account under the Company's Employee Incentive Savings Plan.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law authorizes certain indemnification by the Company to directors, officers and other persons and authorizes the Company to purchase insurance against such liabilities.

         This section allows indemnification by the Company to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Company, by

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reason of the fact that such person is or was a director, officer, employee or agent of the Company, or was serving at the request of the Company in a similar capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses, including judgments and fines, if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company and, with respect to criminal actions, in which such person had no reasonable cause to believe that the person's conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Company, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable to the Company unless determined otherwise by the court in which the action was brought. Determinations regarding indemnification are to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent legal counsel or by stockholders or by the court. The Company's Certificate of Incorporation extends similar rights of indemnification.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as part of this Registration
Statement.

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
               3.1    -     Restated Certificate of Incorporation as amended April 22, 1991*
               3.2    -     Certificate of Amendment of the Restated Certificate of Incorporation,
                            dated December 20, 1996**
               3.3    -     By-Laws of the Company***
               4.1    -     Executive Incentive Program
               5      -     Opinion of Counsel
               23.1   -     Consent of Independent Auditors
               23.2   -     Consent of Counsel (included in Exhibit 5)
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------------------

  * Filed as an Exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1991 and incorporated herein by reference.

  ** Filed as an Exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

  *** Filed as an Exhibit to the Company's annual report on Form 10-K for the year ended December 31, 1988 and incorporated herein by reference.

Item 9.   Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10
         (a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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                           (iii) To include any material information with
         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York as of May 11, 1998.

                                           CARLISLE COMPANIES INCORPORATED

                                           By:      /s/ Dennis J. Hall
                                                    Dennis J. Hall, President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of May 11, 1998.

/s/ Stephen P. Munn
-------------------
Stephen P. Munn, Chairman, Chief Executive Officer and a Director
  (Principal Executive Officer)

/s/ Dennis J. Hall
------------------
Dennis J. Hall, President and a Director

/s/ Robert J. Ryan, Jr.
-----------------------
Robert J. Ryan, Jr., Vice President, Treasurer and Chief Financial Officer
  (Principal Financial Officer and Principal Accounting Officer)

/s/ Peter F. Krogh
------------------
Peter F. Krogh, Director

/s/ Donald G. Calder
--------------------
Donald G. Calder, Director

/s/ Peter L.A. Jamieson
-----------------------
Peter L.A. Jamieson, Director

/s/ Henry J. Forrest
--------------------
Henry J. Forrest, Director

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                                INDEX TO EXHIBITS
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
                                                           Sequentially
                                                             Numbered
Exhibit No.                  Description                      Page
-----------                  -----------                      ----

         4.1        Executive Incentive Program

         5          Opinion of Counsel

         23.1       Consent of Independent Auditors

         23.2       Consent of Counsel
                    (Included in Exhibit 5)
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